UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2013, Grandparents.com, Inc. (the “Company”) entered into a promissory note (each, a “Promissory Note” and collectively, the “Promissory Notes”) with each of Steven Leber, the Company’s Chairman and Co-Chief Executive Officer, Joseph Bernstein, the Company’s Co-Chief Executive Officer, Chief Financial Officer and Treasurer, Dr. Robert Cohen, a member of the Company’s Board of Directors, and Mel Harris, a current security holder and advisor to the Company (each, a “Lender” and collectively, the “Lenders”) evidencing loans made by each Lender to the Company to fund operations. Each Promissory Note was issued in the original principal amount of $100,000. Accordingly, the Company received an aggregate of $400,000 from the Lenders upon issuance of the Promissory Notes.

The Promissory Notes, which are unsecured, accrue interest at a rate of 10% per annum and mature on the earlier of March 1, 2014 or the closing of a single transaction (whether debt, equity or a combination of both) that results in aggregate gross proceeds to the Company of $10,000,000. The Promissory Notes will become due and payable prior to maturity upon the occurrence of an “Event of Default” (as such term is defined in the Promissory Notes). Upon commencement of the Company’s Contemplated Offering (as defined below), the Promissory Notes will automatically convert into securities issued in such Contemplated Offering at a conversion price equal to the price per such securities paid by the other investors in the Contemplated Offering. The Company may not prepay the Promissory Notes without the holder’s consent.

In connection with the issuance of the Promissory Notes, the Company issued to each Lender a five-year warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.50 per share (each, a “Warrant” and collectively, the “Warrants”). The exercise price and number of shares for which the Warrants are exercisable are subject to adjustments for certain customary events. In addition, the Warrants may be exercised on a cashless basis. The Warrants also contain certain piggy-back registration rights.

The foregoing description of the Promissory Notes and Warrants does not purport to be complete and is qualified in its entirety by reference to the provisions of the Promissory Notes and Warrants, forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Report regarding the Promissory Notes is incorporated herein by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Report regarding the Warrants is incorporated herein by reference in response to this Item 3.02.

Item 8.01	Other Information.

Effective as of February 13, 2013, the Company terminated its investment banking relationship and placement agent arrangements with John Thomas Financial, Inc. In connection therewith, the Company terminated its private offering of 12% secured convertible bridge notes and common stock warrants in which, as of such date, the Company had raised and aggregate of $950,000. The Company intends to commence a new offering (the “Contemplated Offering”) as soon as reasonably practical.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Promissory Note
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer